EXHIBIT 21

TXU ENERGY COMPANY LLC

SUBSIDIARY HIERARCHY

Effective December 31, 2005

State or Country of Incorporation
TXU Energy Company LLC (1)	Delaware
TXU Big Brown Management Company LLC	Delaware
TXU Big Brown Company LP	Texas
TXU Big Brown Lignite Management Company LLC	Delaware
TXU Big Brown Lignite Company LP	Texas
TXU DeCordova Management Company LLC	Delaware
TXU DeCordova Company LP	Texas
TXU Tradinghouse Management Company LLC	Delaware
TXU Tradinghouse Company LP	Texas
TXU Generation Management Company LLC	Delaware
TXU Generation Company LP	Texas
Fuelco LLC (2)	Delaware
TXU Renewables Management Company LLC	Delaware
TXU Renewables Investment Company LLC	Delaware
TXU Renewables Company LP	Texas
TXU Generation Services Company	Texas
Oak Grove Management Company LLC	Delaware
TXU Enterprise Holdings Company LLC	Delaware
TXU Collin Company LLC	Delaware
TXU Valley Company LLC	Delaware
TXU Energy Investment Company LLC	Delaware
TXU Energy Finance Company LLC	Delaware
TXU Mining Management Company LLC	Delaware
TXU Mining Company LP	Texas
TXU Big Brown Mining Management Company LLC	Delaware
TXU Big Brown Mining Company LP	Texas
TXU SESCO Company LLC	Texas
TXU SESCO Energy Services Company	Texas
TXU Energy Retail Management Company LLC	Delaware
TXU Energy Retail Company LP	Texas
TXU Portfolio Optimization Company LLC	Delaware
TXU Portfolio Management Company LP	Texas
TXU Energy Trading (California) Company	Texas
TXU Energy Trading Canada Limited	Canada
TXU ET Services Company	Texas
TXU Energy Solutions Management Company LLC	Delaware
TXU Energy Solutions Investment Company LLC	Delaware
TXU Energy Solutions Company LP	Texas
TXU Chilled Water Solutions Company	Texas
TXU SEM Company	Delaware
Wichita/Victory Ave. LLC	Texas

(1)	99% owned by TXU US Holdings Company, 1% owned by TXU Energy Holdings Company
(2)	92% membership interest owned by TXU Generation Company LP

EXHIBIT 21

Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent or a wholly-owned affiliate.

Affiliates

State or County of Incorporation or Organization
EIP Holdings LLC (1)	Delaware

(1)	20% ($2.5M) membership interest owned by TXU Energy Trading Company, 20% ($2.5M) membership interest owned by TXU Portfolio Management Company LP.